Exhibit 99.2

StorCOMM, Inc.

INDEX TO FINANCIAL STATEMENTS

Index to Financial Statements	1

StorCOMM. Inc., Consolidated Balance Sheets as of September 30, 2005 (unaudited)	2

StorCOMM, Inc., Consolidated Statements of Operations for the 9 Months Ended September 30, 2005 and 2004 (unaudited)	3

StorCOMM, Inc., Consolidated Statements of Cash Flows for the 9 Months Ended September 30, 2005 and 2004 (unaudited)	4

Notes to Condensed Consolidated Financial Statements (unaudited)	5

Independent Auditors’ Report	9

StorCOMM. Inc., Consolidated Balance Sheets dated December 31, 2004 and 2003	10

StorCOMM, Inc., Consolidated Statements of Operations for the Years Ended December 31, 2004 and 2003	11

StorCOMM, Inc., Consolidated Statements of Stockholders Deficit for the Years Ended December 31, 2004 and 2003	12

StorCOMM, Inc., Consolidated Statements of Cash Flows for the Years Ended December 31, 2004 and 2003	13

StorCOMM, Inc., and Subsidiary Notes to Consolidated Financial Statements for the Years Ended December 31, 2004 and 2003	14

StorCOMM, Inc.

CONSOLIDATED BALANCE SHEET

September 30, 2005

September 30, 2005
(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$12,600
Accounts Receivable	378,573
Inventories	6,003
Prepaids and Other Current Assets	1,000
Total Current Assets	398,176

PROPERTY AND EQUIPMENT, NET	37,354

CAPITALIZED SOFTWARE COSTS, NET	705,330

DEPOSITS	83,622

TOTAL ASSETS	$1,224,482

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts Payable	$508,464
Accrued Compensation and Related Benefits	357,730
Accrued Interest	520,807
Unearned Revenues	1,469,988
Notes Payable	585,866
Notes Payable—(Related Parties)	379,396
Convertible Notes Payable	850,594
Other	643,751
Total Current Liabilities	5,316,596

STOCKHOLDERS’ DEFICIT

Common Stock, $.001 par value; 250,000,000 authorized shares: 138,724,229 shares issued and outstanding	138,710
Additional Paid-in Capital	35,491,533
Accumulated Deficit	(39,678,564)
Accumulated Other Comprehensive Loss	(43,793)
Total Stockholders’ Deficit	(4,092,114)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,224,482

See accompanying notes to condensed consolidated financial statements.

StorComm, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE 9 MONTHS ENDED SEPTEMBER 30, 2005 and 2004

	Nine Months ended September 30,
	2005	2004
	(Unaudited)

REVENUES	$4,175,696	$5,654,191

COST OF REVENUE
Cost of Sales—Equipment	802,446	1,399,510
Cost of Sales—Support, Training	1,477,893	1,282,530
Cost of Sales—Amortization of Capitalized Software	167,049	167,051
Total cost of goods sold	2,447,388	2,849,091

Gross profit	1,728,308	2,805,100

OPERATING EXPENSES
Sales and marketing	966,035	867,322
Research and product development	730,713	840,115
General and administrative	1,130,438	952,957

Total operating costs	2,827,186	2,660,394

OPERATING INCOME (LOSS)	(1,098,878)	144,706

INTEREST EXPENSE	847,594	861,683

NET LOSS	$(1,946,472)	$(716,977)

See accompanying notes to condensed consolidated financial statements.

StorComm, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE 9 MONTHS ENDED SEPTEMBER 30, 2005 and 2004

	Nine Months ended September 30,
	2005	2004
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,946,472)	$(716,977)
Adjustments to Reconcile Net Loss to Net Cash used in Operating Activities
Depreciation	13,428	21,323
Amortization of capitalized software costs	167,049	167,051
Changes in Assets and Liabilities
(Increase) Decrease in Receivables	228,989	488,703
(Increase) Decrease in Inventories	76,323	32
(Increase) Decrease in Prepaids and Other Current Assets	1,000	23,728
Increase (Decrease) in Accounts Payable	(44,813)	(189,485)
Increase (Decrease) in Accrued Compemsation and Related Benefits	(113,070)	42,469
Increase (Decrease) in Accrued Interest	805,507	804,619
Increase (Decrease) in Unearned Revenues	451,518	(318,822)
Increase (Decrease) in Other Liabilities	344,742	(192,980)
Net Cash (Used in) Provided by Operating Activities	(15,799)	129,661
CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of Property and Equipment	(3,688)	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Notes Payable	120,318	732,000
Repayment of Notes Payable	(188,425)	(519,832)
Net Cash (Used in) Provided by Financing Activities	(68,107)	212,168
Foreign Currency Translation Adjustment	31,869	(362,909)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(55,725)	(21,080)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	68,325	142,991
CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,600	$121,911
Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year For:
Interest	$36,575	$37,382
Supplemental Disclosure of Non-cash Financing Activities:
Increase in Redemption Value of Preferred Stock	$332,115	$324,674
Debt Converted to Preferred Stock	—	4,937,555
Debt Converted to Common Stock	12,813,822	—
Series D (Accreted) Converted to Common Stock	5,743,894
Debt Restructuring	—	9,368,085

See accompanying notes to condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1-Presentation of Financial Statements

In the opinion of management of StorComm, Inc. (the “Company”), the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary to present fairly the Company’s financial position as of September 30, 2005, the results of its operations for the nine month periods ended September 30, 2005 and 2004, and itscash flows for the nine months ended September 30, 2005 and 2004 all such adjustments are of a normal recurring nature.  These results have been determined on the basis of accounting principles generally accepted in the United States of America and practices applied consistently with those used in preparation of the Company’s audited financial statements for the years ended December 31, 2004 and 2003.

The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results expected for any other period or for the entire year.

Note 2-Going Concern

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. From inception, the Company has incurred substantial losses and negative cash flows from operations. In addition, current liabilities exceed current assets by $4,918,420 at September 30, 2005. These factors, among others, indicate that there is substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required and ultimately to attain successful operations. The Company recently has looked for financial strength through mergers or consolidations with other companies of similar business nature. On January 10, 2005, Creative Computer Applications, Inc., or CCA, of Calabasas, California announced that it has entered into a Letter of Intent to merge with the Company. The transaction is subject to the completion and execution of a Definitive Merger Agreement and shareholder approval. It is expected that the post merger company will offer integrated applications and services to a broad sector of the healthcare provider market. On November 22, 2005, the merger between StorComm, Inc. and Creative Computer Applications, Inc. was completed.

Note 3-Inventories

Inventories consist of computer hardware. Inventory items are only purchased for orders received and are then charged to cost of goods sold when orders are completed and shipped coinciding with the revenue recognition policies set forth in the section labeled.

Inventory is valued at the lower of cost to purchase or the current estimated market value of the inventory items and shown net of any inventory valuation reserves. As of September 30, 2005, there is no inventory valuation reserve.

Note 4-Debt Obligations

Notes payable consists of the following at September 30, 2005:

$991,808 default judgment with a financial institution (originally a term loan), due in monthly installments of $25,000 for 45 months and $8,692 due in payment #46, which is due on November 1, 2007, at an interest rate of 7%. Original secured note was for $1,000,000, secured by future customer contract receivables, and matured and was in default on December 10, 2000.	$585,866

Related party demand notes with interest ranging from 7.00% to 10.5%. As of September 30, 2005 $324,078 was in default and $55,318 is a 7% note with CCA, Inc. due January 31, 2006.	$379,396

Convertible notes payable consist of the following at September 30, 2005:

Convertible I unsecured $30,000 note issued in 1996, interest at prime (8.5%), due three years from issuance if not converted at the option of the holder. Note is in default and matured on December 16, 1999.	$30,000

Default judgment granted February 20, 2003 for balance due of $62,642 plus statutory interest on a $200,000 unsecured note payable originally due September 30, 2000.	62,642

Convertible I notes issued in 1996, interest at prime (8.5%), due three years from issuance if not converted at the option of the holder. Notes are unsecured, reassigned and in default and due on January 31, 2000.	257,952

Convertible V notes issued in 2002, interest 12%, due two years from issuance if not converted at the option of the holder. Notes are unsecured and in default as of June 18 and October 17, 2004.	500,000

Total Convertible Notes Payable	$850,594

Note 5-Conversion of Preferred Stock and Debt

On September 22, 2005, StorCOMM amended its certificate of incorporation to change its authorized shares of Common Stock. StorCOMM is authorized to issue 250,000,000 shares of Common Stock, with a par value of $0.001 per share and 15,000,000 shares of Preferred Stock with a par value of $0.001 per share.

On September 27, 2005, all of the outstanding shares of Redeemable Convertible Series D Preferred Stock were converted into 36,548,890 shares of StorCOMM common stock in accordance with the terms of the agreement.

On September 27, 2005, TITAB, LLC, a Delaware limited liability company, which is wholly owned by Bradford G. Peters, a member of StorCOMM’s board of directors and StorCOMM’s largest shareholder, converted debt of StorCOMM’s evidenced by a Promissory Note effective as of March 15, 2004, in the original principal amount of Five Million Five Hundred Thirty Nine Thousand Eight Hundred Ninety Four and 42/100 Dollars ($5,539,894.42) into 46,056,906 shares of StorCOMM common stock in accordance with the terms of the agreement.

On September 27, 2005, TITAB, LLC also converted debt of StorCOMM’s evidenced by Promissory Notes effective as of (i) September 25, 2003, in the original principal amount of Seventy Thousand Dollars ($70,000), and (ii) October 18, 2004, in the original principal amount of Two Hundred Thousand Dollars, into 2,291,465 shares of StorCOMM common stock in accordance with the terms of the agreement.

On September 27, 2005, Global United Capital, Ltd, a British Virgin Islands limited company, which is wholly owned by Mr. Peters, converted debt of StorCOMM’s evidenced by Promissory Notes effective as of (i) June 7, 2004, in the original principal amount of Two Hundred Ten Thousand Dollars ($210,000), (ii) November 4, 2004, in the original principal amount of Three Hundred Thousand Dollars ($300,000), (iii) November 16, 2004, in the original principal amount of Fifty Thousand Dollars ($50,000), and (iv) December 14, 2004, in the original principal amount of One Hundred Fifty Thousand Dollars ($150,000), into 5,841,964 shares of StorCOMM common stock in accordance with the terms of the agreement.

On September 27, 2005, Mr. Peters converted debt of StorCOMM’s evidenced by a Promissory Note effective as of April 28, 2003, in the original principal amount of Sixty-Five Thousand Dollars ($65,000), into 620,638 shares of StorCOMM common stock in accordance with the terms of the agreement.

On September 27, 2005, C. Ian Sym-Smith, the chairman of StorCOMM’s board of directors, converted debt of the Company evidenced by a Promissory Note effective as of March 15, 2004 in the original principal amount of Three Million Eight Hundred Twenty Eight Thousand One Hundred Ninety and 91/100 Dollars ($3,828,190.91) into 31,826,352 shares of StorCOMM common stock in accordance with the terms of the agreement.

On September 27, 2005, Mr. Sym-Smith also converted debt of StorCOMM’s evidenced by Promissory Notes effective as of (i) September 24, 2003, in the original principal amount of Seventy Thousand Dollars ($70,000), (ii) October 17, 2003, in the original principal amount of Fifty Thousand Dollars ($50,000), (iii) October 28, 2003, in the original principal amount of Seventy Five Thousand Dollars ($75,000), (iv) February 12, 2004, in the original principal amount of Sixty Thousand Dollars ($60,000), (v) April 6, 2004, in the original principal amount of Sixty Thousand Dollars ($60,000), (vi) June 21, 2004, in the original principal amount of One Hundred Thousand Dollars ($100,000), (vii) July 30, 2004, in the original principal amount of Thirty Five Thousand Dollars ($35,000), (viii) September 1, 2004, in the original principal amount of Fifty Two Thousand Dollars ($52,000), (ix) September 15, 2004, in the original principal amount of Forty Thousand Dollars ($40,000), (x) October 13, 2004, in the original principal amount of Forty Thousand Dollars ($40,000), (xi) November 23, 2004, in the original principal amount of Thirty Five Thousand Dollars ($35,000), (xii) December 7, 2004, in the original principal amount of Fifteen Thousand Dollars ($15,000), and (xiii) March 2, 2005, in the original principal amount of Sixty Five Thousand Dollars ($65,000), into 5,993,661 shares of StorCOMM common stock in accordance with the terms of the agreement.

On September 27, 2005, Meris Holdings, Inc., a Bahamian corporation, which is wholly owned by Mr. Sym-Smith, converted debt of StorCOMM’s evidenced by a Promissory Note effective as of July 15, 1999, in the original principal amount of Two Hundred Thousand ($200,000), into 2,215,954 shares of StorCOMM common stock in accordance with the terms of the agreement.

On September 30, 2005, StorCOMM amended and restated its Certificate of Incorporation to eliminate the authorized Redeemable Convertible Series D Preferred Stock

Note 6-Other Current Liabilities

On July 20, 2005, a lawsuit was settled with a former employee (and co-founder) for $229,000.  The amount is payable at $25,000 per month for 8 months starting on October 17, 2005, and a payment of $29,300 on June 17, 2006, plus accrued interest of 6% per annum.  The balance recorded at September 30, 2005 was $229,300 plus accrued interest.

Note 7-Stock-Based Compensation

As allowed by Statement of Financial Accounting Standards No. 123 (“SFAS 123”), the Company has adopted the intrinsic value method of accounting for employee stock options under the principles of APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and discloses the pro forma effect on net income (loss) and income (loss) per share as if the fair value based method had been applied.  For equity instruments, including stock options, issued to non-employees, the fair value of the equity instruments or the fair value of the consideration received, whichever is more readily determinable, is used to determine the value of services or goods received and the corresponding charge to operations.

The following table illustrates the effect on net income (loss) as if the Company had applied the fair value recognition provision of SFAS No. 123 to stock-based employee compensation:

	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004

Net Loss, as reported	$(1,946,472)	$(716,977)
Add: Stock-based compensation expense included in reported net income, net of related tax effects	—	—

Less: Total stock-based employee compensation expense determined under fair value based method for all awards	(37,275)	—
Net loss, pro forma	$(1,983,747)	$(716,977)

The Company issues all of its stock options at fair market value at the time of grant; therefore, no expense has been recorded under the intrinsic value method for the three months ended September 30, 2005 and 2004.  As required by SFAS 123, the Company provides the following disclosure of estimated values for these awards:  The fair value of each option was estimated on the date of grant using a Black-Scholes option-pricing model with the following weighted average assumptions: risk free interest rates rate is 5%, expected lives of 5 years; volatility is zero and no assumed dividends.  The weighted-average grant-date fair value of options granted was estimated to be $.02.

Note 8-Subsequent Events

On November 22, 2005, Aspyra, Inc. (“Aspyra”), formerly known as Creative Computer Applications, Inc., completed the previously announced merger of Xymed.com, Inc., a Delaware corporation and wholly owned subsidiary of Aspyra, with and into StorCOMM, Inc. (“StorCOMM”), a Delaware corporation, pursuant to the terms of the Agreement and Plan of Reorganization, dated August 16, 2005 (the “Merger Agreement”), by and among Aspyra, Xymed.com, Inc. and StorCOMM. As a result of the merger, StorCOMM has become a wholly owned subsidiary of Aspyra.

On December 21 and 22, 2005, subsequent to the completion of the merger, payment was made for $535,000 of the convertible notes payable which were converted to cash for $0.25 on the dollar including accrued interest.  Additionally, on January 17, 2006, payment was made on $62,642 that was converted to cash for $25,000 including accrued interest.  On November 22, 2005, $252,952 was converted to StorComm, Inc. common stock.

Subsequent to the merger, on December 21, 2005, $100,000 of the related party notes payable was converted to cash for $0.25 on the dollar including accrued interest. Also on December 21, 2005, $50,000 of the related party notes payable was paid in cash for the full amount including accrued interest.

Independent Auditors’ Report

Board of Directors and Stockholders

StorCOMM, Inc.

Jacksonville, Florida

We have audited the accompanying consolidated balance sheets of StorCOMM, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We did not audit the financial statements of the foreign subsidiary, which statements reflect total assets of $119,612 and $123,258 as of December 31, 2004 and 2003, respectively, and total revenues of $1,746,063 and $589,988 for each of the years then ended.  Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for such subsidiary, is based solely on the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of StorCOMM, Inc. at December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that StorCOMM, Inc. will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred substantial losses and negative cash flows from operations since its inception.  In addition, the Company has been operating in default under its debt arrangements and at December 31, 2004, current liabilities exceed current assets by $15,994,428.  These factors raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also discussed in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP

April 26, 2005

StorCOMM, Inc.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2004 and 2003

	2004	2003
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$68,325	$142,991
Accounts Receivables	607,562	592,654
Inventories	82,326	42,017
Prepaids and Other Current Assets	2,000	22,728
Total Current Assets	760,213	800,390

PROPERTY AND EQUIPMENT, NET	47,094	87,903

CAPITALIZED SOFTWARE COSTS, NET	872,379	1,095,114

DEPOSITS	83,622	88,297

TOTAL ASSETS	$1,763,308	$2,071,704

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts Payable	$553,278	$741,964
Accrued Compensation and Related Benefits	470,800	429,719
Accrued Interest	1,228,998	4,126,588
Unearned Revenues	1,018,470	1,769,336
Notes Payable	774,291	991,808
Notes Payable—(Related Parties)	2,191,116	3,282,078
Convertible Notes Payable	850,594	850,594
Convertible Notes Payable—(Related Parties)	9,368,085	8,226,092
Other	299,009	482,260
Total Current Liabilities	16,754,641	20,900,439

CONVERTIBLE SERIES D PREFERRED STOCK
$.001 par value; at redemption value; 5,500,000 authorized shares; 4,937,755 shares issued and outstanding in 2004	5,411,779	—

STOCKHOLDERS’ DEFICIT

Common Stock, $.001 par value; 85,000,000 authorized shares in 2004: 50,000,000 authorized in 2003; 7,328,400 shares issued and outstanding in 2004 and 2003, respectively	7,328	7,328
Additional Paid-in Capital	17,397,328	17,871,352
Accumulated Deficit	(37,732,106)	(36,673,636)
Accumulated Other Comprehensive Loss	(75,662)	(33,779)
Total Stockholders’ Deficit	(20,403,112)	(18,828,735)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,763,308	$2,071,704

See accompanying notes to consolidated financial statements

StorComm, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2004 and 2003

	2004	2003

REVENUES	$7,364,930	$4,542,993

COST OF REVENUE
Cost of Sales—Equipment	1,725,662	511,229
Cost of Sales—Support, Training	1,767,533	1,828,583
Cost of Sales—Amortization of Capitalized Software	222,735	18,561
Total cost of goods sold	3,715,930	2,358,373

Gross profit	3,649,000	2,184,620

OPERATING EXPENSES
Sales and marketing	1,186,148	1,103,114
Research and product development	1,123,357	902,013
General and administrative	1,256,803	1,091,239

Total operating costs	3,566,308	3,096,366

OPERATING INCOME (LOSS)	82,692	(911,746)

INTEREST EXPENSE	1,141,162	1,467,963

NET LOSS	$(1,058,470)	$(2,379,709)

See accompaning notes to consolidated financial statements

StorComm, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2004 and 2003

								Accumulated
								Other	Total
	Series A Preferred Stock		Common Stock		Additional	Accumulated	Comprehensive	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Loss	Loss	Deficit

Balance — January 1, 2003	1,066,507	$1,067	2,383,346	$2,383	$—	$(34,293,927)	$—	$(1,794)	$(34,292,271)

Increase in redemption value of Redeemable Convertible Series B/C Preferred Stock					(866,986)				(866,986)
Series A, B, and C preferred stock conversion to common stock	(1,066,507)	(1,067)	4,945,054	4,945	18,738,338				18,742,216
Net Loss						(2,379,709)	(2,379,709)	—	(2,379,709)
Foreign currency translation adjustment							(31,985)	(31,985)	(31,985)
Total Comprehensive Loss							(2,411,694)

Balance — December 31, 2003	—	—	7,328,400	7,328	17,871,352	(36,673,636)		(33,779)	(18,828,735)

Increase in redemption value of Redeemable Convertible Series D Preferred Stock					(474,024)				(474,024)
Net Loss						(1,058,470)	(1,058,470)		(1,058,470)
Foreign currency translation adjustment							(41,883)	(41,883)	(41,883)
Total Comprehensive Loss							(1,100,353)

Balance — December 31, 2004	—	$—	7,328,400	$7,328	$17,397,328	$(37,732,106)		$(75,662)	$(20,403,112)

See accompanying notes to consolidated financial statements

StorCOMM, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004 and 2003

Increase (Decrease) in Cash and Cash Equivalents

	2004	2003

OPERATING ACTIVITIES
Net Loss	$(1,058,470)	$(2,379,709)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Depreciation	46,012	49,184
Amortization of capitalized software costs	222,735	18,561
Changes in Assets and Liabilities
(Increase) Decrease in Receivables	(14,908)	(511,373)
(Increase) Decrease in Inventories	(40,309)	(42,017)
(Increase) Decrease in Prepaids and Other Current Assets	20,728	44,649
(Increase) Decrease in Deposits	4,675	8,817
Increase (Decrease) in Accounts Payable	(188,686)	369,316
Increase (Decrease) in Accrued Compemsation and Related Benefits	41,081	(411,447)
Increase (Decrease) in Accrued Interest	1,547,203	1,347,599
Increase (Decrease) in Unearned Revenues	(750,866)	1,272,841
Increase (Decrease) in Other Liabilities	(183,251)	321,558

Net Cash Provided by (Used in) Operating Activities	(354,056)	87,979

INVESTING ACTIVITIES
Purchases of Property and Equipment	(5,203)	(31,634)
Additions to Capitalized Software Costs	—	(631,559)
Net Cash Used in Investing Activities	(5,203)	(663,193)

FINANCING ACTIVITIES
Proceeds from Notes Payable	543,993	752,149
Repayment of Notes Payable	(217,517)	(124,918)

Net Cash Provided by Financing Activities	326,476	627,231

Foreign Currency Translation Adjustment	(41,883)	(31,985)

NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS	(74,666)	20,032
CASH AND EQUIVALENTS, BEGINNING OF PERIOD	142,991	122,959
CASH AND EQUIVALENTS, END OF PERIOD	$68,325	$142,991

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year For:
Interest	$57,483	$40,526
Supplemental Disclosure of Non-cash Financing Activities:
Increase in Redemption Value of Preferred Stock	$474,024	$866,986
Series A, B, and C Preferred Stock Conversion to Common Stock	—	18,742,216
Debt Converted to Preferred Stock	4,937,555	—
Debt Restructuring	9,368,085	—

See accompanying notes to consolidated financial statements

StorCOMM, INC. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31,2004 and 2003

1.             DESCRIPTION OF BUSINESS

StorCOMM, Inc. (the “Company”), a Delaware corporation, was incorporated on August 30, 1995. The Company’s principal office is located in Jacksonville, Florida. The Company incorporated a wholly owned subsidiary, StorCOMM Technologies, Limited (“StorCOMM-UK”), on March 20, 1998, to conduct business in the United Kingdom. The Company designs, develops, markets, installs, and services Picture Archiving and Communications Systems (“PACS”) that capture, store, deliver and display diagnostic-quality clinical images and correspondent diagnostic information, and allow hospitals and integrated health care delivery networks to rapidly and cost-effectively distribute clinical images electronically throughout an enterprise-wide network as part of the enterprise’s electronic patient record system.

2.             GOING CONCERN BASIS OF PRESENTATION AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. From inception, the Company has incurred substantial losses and negative cash flows from operations. In addition, current liabilities exceed current assets by $15,994,428 at December 31, 2004. Also, as discussed in Notes 5 and 6, the Company was in default at December 31, 2003 on its term loan with a financial institution and was served with a final judgment on January 22, 2004. An agreement was made to pay $25,000 monthly for 45 months and a 46th month payment of $8,692 at an interest rate of 7% annually. These factors, among others, indicate that there is substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required and ultimately to attain successful operations. The Company recently has looked for financial strength through mergers or consolidations with other companies of similar business nature. On January 10, 2005, Creative Computer Applications, Inc., or CCA, of Calabasas, California announced that it has entered into a Letter of Intent to merge with the Company. The transaction is subject to the completion and execution of a Definitive Merger Agreement and shareholder approval. It is expected that the post merger company will offer integrated applications and services to a broad sector of the healthcare provider market. The merger is expected to be completed during 2005. If the current merger attempt should not materialize, then a continuation of searching for new capital would commence immediately. The Company will continue to search for new capital and to attempt to convert a percentage of existing debt into equity. No assurance can be made that the Company will be successful in accomplishing the proposed merger, its business plans, or that the Company will continue as a going concern.

3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation – The accompanying consolidated financial statements include the accounts of StorComm, Inc. and its wholly-owned subsidiary StorComm Technologies, Limited. All inter-company accounts and transactions have been eliminated in consolidation.

Revenue and Cost Recognition – Revenues are derived primarily from the sale of the Company’s AccessNET™ PACS Picture Archiving and Communications Systems. A typical turn-key PACS sales transaction includes the licensing of the Company’s proprietary software (and certain third-party software), project-related services and training associated with the installation of the PACS systems, the sale of patented and proprietary components and/or third party equipment and computer hardware integrated into the PACS system, and customer support (“PCS”) for the first year after installation (customer sign-off). The Company’s policy on orders accepted by the Company are not subject to change, cancellation, or return by the Buyer except with the Company’s written consent and payment of a charge of not less than 15% of the price as liquidated damages.

The Company recognizes revenue in accordance with the provisions of Statement of Position (SOP) No. 97-2, “Software Revenue Recognition,” as amended by SOP No. 98-4, SOP 98-9 and clarified by Staff Accounting Bulletin (SAB) 101 “Revenue Recognition in Financial Statements.” SOP No. 97-2, as amended, generally requires revenue earned on software arrangements involving multiple-elements to be allocated to each element based on the relative fair values of those elements. The Company allocates revenue to each element in a multiple-element arrangement based on the element’s respective fair value, with the fair value determined by the price charged when the element is sold and specifically defined in a quotation. The Company determines the fair value of the maintenance portion of the arrangement based on the renewal price of the maintenance charged to clients, professional services portion of the arrangement, training, other installation services, based on hourly rates which the company charges for these services when sold apart from the software license, and the hardware and sublicense of software based on the prices for these elements when they are sold separately from the software. If a discount is offered in a multiple-element arrangement, a proportionate amount of that discount is applied to each element included in the arrangement. The Company defers revenue recognition until the elements are delivered, installed, and accepted by the client. The revenue for the PCS element of a multiple-element arrangement is recognized over the life of the element usually 12 months in length. Terms on most orders are 50% deposit with purchase order, 30% payment on shipment of software and/or hardware, and 20% payment at installation (customer sign-off).

In addition, the Company derives recurring revenues from maintenance and support services on installed PACS, which generally include support of software, license renewal, upgrades, and maintenance of hardware. Hardware maintenance is usually purchased from the third party hardware vendor, and the Company relies on these third parties to service the hardware components it sells to the Company. Revenues from such services are recognized ratably over the service period, together with related costs incurred.

Cash and Cash Equivalents – All highly liquid investment grade securities with a maturity of three months or less are considered to be cash equivalents.

Receivables – The Company provides credit in the normal course of business to our customers, which are hospitals, radiology clinics, orthopedic practices, integrators, distributors, OEM channel partners, governmental medical sites, etc. Standard terms for direct and distributor channel partner sales are 50% deposit with purchase order, 30% payment at the time of delivery, and the balance 20% paid within 30 days of clinical acceptance or clinical sign-off. Accounts receivable balances are evaluated on a continual basis and historically the Company has not experienced material bad debts. As of December 31, 2004 and 2003, there is no allowance for doubtful accounts.

Inventories – Inventories consist of computer hardware. Inventory items are only purchased for orders received and are then charged to cost of goods sold when orders are completed and shipped coinciding with the revenue recognition policies set forth in the section labeled.

Inventory is valued at the lower of cost to purchase or the current estimated market value of the inventory items and shown net of any inventory valuation reserves. As of December 31, 2004 and 2003, there is no inventory valuation reserve.

Property and Equipment – Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the useful life of the assets, generally ranging from three to five years.

Impairments of long-lived assets are recognized when projected future cash flows are less than the assets’ carrying values. Accordingly, when indicators of impairment are present, the Company evaluates the carrying values of property and equipment in relation to the cash generating performance and future non-discounted cash flows of the underlying assets if the sum of their expected future non-discounted cash flows is less than book values.

Research and Product Development - Research and development costs consist primarily of compensation paid to certain of the Company’s employees. The Company capitalizes software development costs in accordance with FASB Statement No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.” The Company capitalizes software development costs incurred subsequent to establishing technological feasibility of the software being developed. Thereafter, all software development costs are capitalized until the point that the product is available for general release to customers, at which time amortization of the capitalized costs begins. Capitalized software development costs are amortized over 5 years using the straight-line method. At each balance sheet date, the Company performs a detailed assessment of the capitalized software development costs to determine the asset’s carrying value. The estimates of expected future revenues generated by the software, the remaining economic life of the software, or both, could change, materially affecting the carrying value of the capitalized software development costs. To the extent that the carrying value exceeds the estimated net realizable value of the capitalized software costs, an impairment charge is recorded.

During the years ended December 31, 2004 and 2003, the Company capitalized $-0- and $631,559 of software development costs respectively. Amortization expense of capitalized software development costs for the years ended December 31, 2004 and 2003 amounted to $222,735 and $18,561, respectively.

Income Taxes – The Company uses the liability method prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”.

Deferred income taxes are recognized for future tax effects of temporary differences between financial and income tax reporting based on current tax laws and rates.

Stock-Based Compensation – The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issues to Employees.” As such, compensation expense would be recorded only if the current market price of the underlying stock exceeded the exercise price on the date of grant. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148 “Accounting for Stock-based Compensation-Transition and Disclosure” which requires for employee stock compensation awards as if the fair value method defined in SFAS No. 123 had been applied.

The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation:

	December 31
	2004	2003

Net loss, as reported	$(1,058,470)	$(2,379,709)
Add: Total stock-based compensation expense included in net loss	- 0 -	- 0 -
Deduct: Total stock-based compensation expense determined under fair value based method for all awards	(9,123)	- 0 -

Net loss, Pro forma	$(1,067,593)	$(2,379,709)

The fair value of each option was estimated on the date of the grant using Black-Scholes option-pricing model with the following weighted average assumptions: risk free interest rate is 5%, expected lives of 5 years; volatility is zero and no assumed dividends. The weighted average grant-date fair value of options granted during 2004 was estimated to be $.02. There were no options granted during the year 2003. Prior to 2003, stock options were determined to have no value.

Foreign Operations and Currency Translation – StorCOMM-UK generated revenue of approximately $1,746,063 and a net loss of $183,198 for the year ended December 31, 2004, excluding the favorable exchange rate valuation of their inter-company liability with StorComm-US. This favorable exchange rate valuation of the StorComm-UK inter-company liability with StorComm-US is eliminated in the consolidated financial statements.

StorCOMM-UK generated revenue of approximately $589,988 and a net loss of $667,589 for the year ended December 31, 2003, excluding the favorable exchange rate valuation of their inter-company liability with StorComm-US. This favorable exchange rate valuation of the StorComm-UK inter-company liability with StorComm-US is eliminated in the consolidated financial statements.

The Company, since the subsidiary’s inception, has funded StorCOMM-UK’s operations. Actual cash distributed to StorCOMM-UK was $349,537 and $378,572 for the years ended December 31, 2004 and 2003, respectively.

Revenues and expenses for the years presented were translated into U.S. dollars using the average monthly exchange rate for each month for the years ended December 31, 2004 and 2003, while assets and liabilities were translated based upon the respective year-end exchange rates. The impact of foreign currency translation for the years ended December 31, 2004 and 2003 has been reported as a separate component of other comprehensive income in stockholder’s deficiency.

Accounting Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Risks – The Company maintains its cash in one commercial bank account (which includes a sweep investment account). Accounts at this bank are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 each. At December 31, 2004 and 2003, the Company had approximately $-0- and $42,508 respectively at its commercial bank that was in excess of the FDIC insurance limit.

The Company had three customers that represented 48% of the ending accounts receivable balance as of December 31, 2004 and one customer that represented 62% of the ending accounts receivable balance as of December 31, 2003. The Company also had two customers that represented approximately 55% of the Company’s revenue for the year ended December 31, 2004 and one customer that represented approximately 26% of the Company’s revenue for the year ended December 31, 2003.

4.             PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2004	2003

Computer Hardware & Purchased Software	$52,797	$50,327
Furniture & Fixtures	177,626	169,562
Total property & equipment	$230,423	$219,889

Less: accumulated depreciation	(183,329)	(131,986)
Property and equipment, net	$47,094	$87,903

Depreciation expense for property and equipment for the years ended December 31, 2004 and 2003 was $46,012 and $49,184.

5.             NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Notes payable consists of the following at December 31:

	2004	2003

$991,808 default judgment with a financial institution (originally a term loan), due in monthly installments of $25,000 for 45 months and $8,692 due in payment #46, which is due on November 1, 2007, at an interest rate of 7%. Original secured note was for $1,000,000, secured by future customer contract receivables, and matured and was in default on December 10, 2000.	$774,291	$991,808

Related party demand notes with interest ranging from 7.75% to 12% (default rate 12%). As of December 31, 2004 $1,274,116 was in default and $1,667,038 is secured with all the Company’s assets.	$2,191,116	$3,282,078

Convertible notes payable consists of the following at December 31:

	2004	2003

Convertible I unsecured $30,000 note issued in 1996, interest at prime (8.5%), due three years from issuance if not converted at the option of the holder. Note is in default and matured on December 16, 1999.	$30,000	$30,000

Default judgment granted February 20, 2003 for balance due of $62,642 plus statutory interest on a $200,000 unsecured note payable originally due September 30, 2000.	62,642	62,642

Convertible I notes issued in 1996, interest at prime (8.5%), due three years from issuance if not converted at the option of the holder. Notes are unsecured, reassigned and in default and due on January 31, 2000.	257,952	257,952

Convertible V notes issued in 2002, interest 12%, due two years from issuance if not converted at the option of the holder. Notes are unsecured and in default as of June 18 and October 17, 2004.	500,000	500,000

Total Unrelated Parties	$850,594	$850,594

Convertible VII notes issued October 17, 2000, interest at 8% (default rate of 12%), due January 1, 2001, convertible at the option of the holder (related party). Secured notes with Company’s assets, notes were in default and restructured March 15, 2004.	$-0-	$8,226,092

Convertible VII notes issued March 15, 2004, interest at 8% (default rate of 12%), due October 1, 2005, convertible at the option of the holder (related party). Notes are secured with all Company assets.	$9,368,085	$-0-

Total Related Parties	$9,368,085	$8,226,092

The Company was in default at December 31, 2003 on its term loan with a financial institution and was served with a final judgment on January 22, 2004. As a result, the Company agreed to pay $25,000 monthly for 45 months and a 46th month payment of $8,692 at an interest rate of 7% annually.

Convertible I notes are convertible into common stock at a rate of one share for each $1.75 of outstanding notes and unpaid interest.

Convertible V notes were convertible into Series C Preferred Stock at a per share value equal to 100% of Series C Preferred Stock of $4.50 per share.  After the Series C Preferred Stock was converted and closed, the notes became convertible to common stock at $4.50 per share.

Convertible VII notes are convertible into common stock at a sliding scale of the common stock price as defined in the convertible note. Conversion rate ranges from 25% to 50% of amount paid by holders of the common stock; or amounts to be paid in a future common stock offering.

Related party demand notes consist of various loans from two board members/shareholders and from assets managed by or related to board members. Convertible VII notes payable to related parties also result from loans from two board members/shareholders.

Annual future minimum debt payments as of December 31, 2004 are as follows:

Debt Repayment

Year
2005	$12,663,215
2006	271,432
2007	249,439
Aggregate minimum debt payments	$13,184,086

Note: All debt in default is shown as current on the balance sheet.

6.             DEBT CONVERSION –As a result of the Company’s failure to meet its payment obligations, successfully raise capital and/or sell its business, the Company reached an agreement with two of its largest secured note holders (“Secured Creditors”) regarding a capital restructuring transaction. The proposal was accepted to enable the Company to simultaneously (i) avoid a foreclosure on the Company’s assets and restructure its debt (approximately $14,305,840 was in default with the Secured

Creditors as of March 8, 2004), and (ii) improve its balance sheet by converting $4,937,755 in debt. The Secured Creditors agreed to convert approximately $5 million in debt to redeemable preferred stock and restructure $9,368,085 in debt if the Series A Preferred Stockholders, Series B Preferred Stockholders, and Series C Preferred Stockholders agreed to convert their preferred shares into common stock. Series A Preferred Stockholders voted to convert (on a majority vote) their preferred shares to common stock on June 17, 2003. Series B Preferred Stockholders voted to convert (on a majority vote) their preferred shares to common stock on September 3, 2003. Series C Preferred Stockholders voted to convert (on a majority vote) their preferred shares to common stock on July 10, 2003.

The terms of the Secured Creditors’ debt restructuring is as follows: On March 15, 2004, $4,937,755 in Secured Creditors debt was converted to a new Redeemable Convertible Series D Preferred Stock (“Series D Preferred”) with a par value of $0.001. One dollar of secured debt was exchanged for one share of Series D Preferred stock that carries a conversion price of $0.1351 (or a 1:7.4 conversion rate) per share when converted into common stock. (See Note No. 8). $9,368,085 of Secured Creditors’ debt was restructured in two 8% per annum Secured Promissory Notes dated March 15, 2004 with a maturity date of October 1, 2005 carrying a 12% default rate per annum.

7.             INCOME TAXES

At December 31, 2004 and 2003, the Company’s deferred tax assets resulted from net operating loss carryforwards. The deferred tax assets are fully reserved because management cannot determine it is more likely than not they will be utilized. The Company’s net operating loss carryforwards of approximately $30.1 million begin to expire in 2011. Additionally, the Company’s net operating loss carryforwards may be limited pursuant to Internal Revenue Code Section 382 because of certain prior or prospective ownership changes, as defined therein (see Note 3).

The Internal Revenue Code of 1986, as amended, imposes substantial restrictions on the utilization of Net Operating Losses in the event of an “ownership change” of a corporation. Accordingly, a company’s ability to use net operating losses may be limited as prescribed under Internal Revenue Code Section 382. Events which may cause limitations in the amount of the net operating losses that the Company may use in any one-year include, but are not limited to, cumulative ownership change of more than 50% over a three-year period. There have been transactions that have changed the Company’s ownership structure since the Company’s inception that may have resulted in one or more ownership changes as defined by the Internal Revenue Code of 1986. Accordingly, the Company’s ability to use net operating loss carry-forwards may be limited.

8.             REDEEMABLE CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue two classes of stock to be designated as the “Common Stock” and the “Preferred Stock”, respectively. The total number of shares of stock that the Company is authorized to issue is 100,000,000 shares, 85,000,000 shares of which shall be shares of the common stock, with a par value of $0.001 per share, and 15,000,000 shares of which shall be shares of the preferred stock, with a par value of $0.001 per share.

There were 3,000,000 authorized shares, par value $0.001 per share, of Redeemable Convertible Series B Preferred Stock (“Series B Preferred”). On September 3, 2003, the Series B Preferred Stockholders agreed to convert their preferred shares into common stock.

At December 31, 2004 and 2003, respectively, there were no shares of Series B Preferred issued and outstanding.

There were 4,500,000 authorized shares, par value $0.001 per share, of Redeemable Convertible Series C Preferred Stock (“Series C Preferred”). On July 10, 2003, the Series C Preferred Stockholders agreed to convert their preferred shares into common stock. At December 31, 2004 and 2003, respectively, there were no shares of Series C Preferred issued and outstanding.

There are 5,500,000 authorized shares, par value $0.001 per share, of Redeemable Convertible Series D Preferred Stock (“Series D Preferred”). At December 31, 2004, there were 4,937,755 shares of Series D Preferred with a redemption value of $5,411,779 due to the debt conversion of March 15, 2004 (See Note 6).

Conversion - Series B Preferred was convertible at the option of the holder at any time into the Company’s common stock and is automatically convertible into such common stock in the event of an IPO with a per share price of at least $6.25 and gross proceeds of at least $7.0 million or of a merger, business combination or sale of substantially all of the Company’s assets. The conversion of the Series B Preferred to common stock is at a 1: 1 ratio, subject to adjustments for stock splits, stock dividends and other items. Upon conversion of the Series B Preferred, the rights discussed below cease.

Series C Preferred was also convertible at the option of the holder at any time into the Company’s common stock and is automatically convertible into such common stock in the event of an IPO with a per share price of at least $4.50 or of a merger, business combination or sale of substantially all of the Company’s assets. The conversion of the Series C Preferred to common stock is at a 1: 1 ratio, subject to adjustments for stock splits, stock dividends and other items. Upon conversion of the Series C Preferred, the rights below cease.

Series D Preferred is convertible at the option of the holder at any time into the Company’s common stock and is automatically convertible into such common stock in the event of an IPO with a per share price of at least $0.1351 or of a merger, business combination or sale of substantially all of the Company’s assets. The conversion of the Series D Preferred to common stock is at a 1: 7.4 ratio, subject to adjustments for stock splits, stock dividends and other items. Upon conversion of the Series D Preferred, the rights below cease.

Dividend Rights - The holders of Series B Preferred were entitled to receive dividends in preference to holders of common stock and pari passu to holders of Series A Preferred at the rate of $0.20 per share when, if and as declared by the Company’s Board of Directors. If the Board of Directors shall elect to pay additional dividends, such dividends shall be distributed to the holders of common stock and each class of preferred stock as if the preferred stock had been converted to common stock prior to the payment of the additional dividends.

The holders of Series C Preferred were entitled to receive dividends in preference to holders of common stock and pari passu to holders of Series A Preferred and Series B Preferred at a rate of $0.20 per share when, if and as declared by the Company’s Board of Directors.

The holders of Series D Preferred are entitled to receive dividends in preference to holders of common stock at a rate of $0.09333 per share when, if and as declared by the Company’s Board of Directors.

Liquidation Preference - Upon liquidation, dissolution, merger, or sale of substantially all of the assets of the Company, the holders of Series B Preferred were entitled to receive in preference to the holders of common stock and Series A Preferred an amount not to exceed the original $2.50 per share price of the shares. In such event, the holders of Series C Preferred were entitled to receive, in preference to the holders of common stock, Series A Preferred, and Series B Preferred, an amount not to exceed the original $4.50 per share price of the shares. In such event, the holders of Series D Preferred are entitled to receive, in preference to the holders of common stock, an amount not to exceed the original $1.00 per share price of the shares.

Voting Rights - Holders of the Series B Preferred and Series C Preferred were entitled to one vote per share on all matters, except for certain matters affecting the rights of either the Series B Preferred or Series C Preferred, which are each voted upon as a separate class. Holders of the Series D Preferred are entitled to one vote for each share of the common stock into which such holder’s shares of the Series D Preferred Stock could then be converted 1:7.4 conversion rate.

Registration Rights - Holders of outstanding shares of Series B Preferred and Series C Preferred were entitled to certain rights with respect to the registration of common stock issuable upon conversion of the shares.

Redemption Rights - Subsequent to December 31, 2002, holders voting a majority of the then-outstanding Series B Preferred could require the Company to redeem the Series B Preferred for an amount equal to its original liquidation preference value of $2.50 per share plus 12% for the first twelve month period after October 1, 1997, plus interest at the prime rate plus two percent, as adjusted from time to time, for each 12-month period thereafter. Such redemption may, at the Company’s option, be paid in three equal annual installments. At the time of conversion on September 3, 2003, Series B Preferred had an accreted redemption value $9,599,400.

Subsequent to June 10, 2006, holders of the then-outstanding Series C Preferred may require by a two-thirds vote that the Company redeem the Series C Preferred for an amount equal to its original issue price of $4.50 per share plus 12% for the first twelve month period after July 1, 1999, plus interest at the prime rate plus two percent, as adjusted from time to time, for each 12-month period thereafter. Payment of the redemption price would be made quarterly over a three-year period. At the time of conversion on July 10, 2003, Series C Preferred had an accreted redemption value $9,142,816.

Subsequent to June 15, 2007, holders voting a majority of the then-outstanding Series D Preferred can require the Company to redeem the Series D Preferred for an amount equal to its original liquidation preference value of $1.00 per share plus 12% for the first twelve month period after March 15, 2004, plus interest at the prime rate plus two percent, as adjusted from time to time, for each 12-month period thereafter. Such redemption may, at the Company’s option, be paid in three equal annual installments. At December 31,2004, Series D Preferred had an accreted redemption value $5,411,779.

9.             STOCKHOLDERS’ DEFICIT

Convertible Preferred Stock –Series A

Conversion - Series A Preferred was convertible at the option of the holder at any time into common stock and is automatically convertible into common stock in the event of an IPO or merger, business combination, or sale of substantially all of the Company’s assets. The conversion of the Series A Preferred to common stock was at a 1: 1 ratio, subject to adjustments for stock splits, stock dividends and other items. Upon conversion of the Series A Preferred, the rights discussed below cease.

Dividend Rights - The holders of Series A Preferred were entitled to receive dividends, in preference to common stock and pari passu to holders of Series B Preferred and Series C Preferred at the rate of $0.20 per share when, if and as declared by the Company’s Board of Directors. If the Board of Directors shall elect to pay additional dividends, such dividends shall be distributed to the holders of common stock and each class of preferred stock as if the preferred stock had been converted to common stock prior to the payment of the additional dividends. Dividends on the Series A Preferred are not cumulative.

Liquidation Preference - Upon liquidation, dissolution, merger, or sale of substantially all of the assets of the Company, the holders of Series A Preferred were entitled to receive in preference to the holders of common stock, but subject to preference of Series B Preferred and Series C Preferred, an amount not to exceed the original $2.50 per share price of the shares.

Voting Rights - Holders of Series A Preferred were entitled to one vote per share on all matters, except for certain matters affecting the rights of the Series A Preferred, which are voted upon as a separate class.

Registration Rights - Holders of outstanding shares of Series A Preferred were entitled to certain rights with respect to the registration of common stock issuable upon conversion of their shares.

Common Stock

There were 50,000,000 authorized shares of common stock, par value $0.001 per share, at December 31, 2003. There are 85,000,000 authorized shares of common stock, par value $0.001 per share, at December 31, 2004.  Holders of common stock are entitled to one vote per share on all matters and are subject to certain preference rights of the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred.

Common Stock Purchase Warrants

Prior to 2003, the Company issued various warrants for the purchase of common stock in conjunction with various debt agreements. During 2003, the Company issued warrants to purchase 88,892 shares of common stock for an exercise price of $4.50 and a term of 60 months, in conjunction with various debt arrangements. The warrants were deemed to have nominal value and therefore no value has been reflected in the financial statements.

At December 31, 2004, common stock warrants to purchase 1,365,157 shares of the Company’s common stock at exercise prices of $4.50 per share were outstanding and unexercised. These warrants expire between January 2005 and December 2011.

10.          STOCK OPTION PLANS

Both the 1995 Plan and the 1998 Plan provide for the grant of incentive stock options and non-statutory stock options. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of grant. The exercise price of non-statutory options may not be less than 85% of the fair market value of the common stock on the date of grant. No options granted under either the 1995 Plan or the 1998 Plan may have a term in excess of ten years from the date of grant. Shares and options issued under either the 1995 Plan or the 1998 Plan generally vest over four years in equal annual installments and are annual installments and are subject to certain repurchase and other conditions.

The 2004 Plan (is intended for and) provides for the grant of incentive stock options; even though the plan also provides for nonqualified stock options. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of grant. The exercise price of non-qualifying options may not be less than 50% of the fair market value of the common stock on the date of grant. No options granted under the 2004 Plan may have a term in excess of five years from the date of grant. Shares and options issued under the 2004 Plan generally vest over two years and are annual installments and are subject to certain repurchase and other conditions.

An aggregate of 10,000,000 shares of common stock has been reserved for issuance under the 1995 Plan, 1998 Plan, and 2004 Plan. The 1995 and 1998 Plans were closed when the 2004 Plan was adopted.

The following table summarizes stock option activity for the years ended December 31, 2004 and 2003:

	Shares	Weighted Average Exercise Price per Share

Balance at January 1, 2003	498,500	$3.07

2003 Activity –
Granted	-0-
Exercised	-0-
Cancelled	(32,500)

Balance at December 31, 2003	466,000	$3.09

2004 Activity –
Granted	4,970,000
Exercised	-0-
Cancelled	(35,000)

Balance at December 31, 2004	5,401,000	$0.38

There are 4,599,000 shares available and reserved for future issuance at December 31, 2004.

A summary of options outstanding as of December 31, 2004, is as follows:

			Weighted Average	Weighted Average
Options		Weighted Average	Exercise Price	Exercise Price
Exercise Price	Options	Remaining	Of Options	Of Options
Exercisable	Outstanding	Life in Years	Outstanding	Exercisable (1)

$0.14285	4,970,000	4.82	$0.14285	4,970,000	$0.14285
$0.25000	55,000	2.44	$0.25000	55,000	$0.25000
$1.00000	2,000	2.96	$1.00000	2,000	$1.00000
$2.00000	18,000	3.06	$2.00000	18,000	$2.00000
$3.00000	50,000	3.15	$3.00000	50,000	$3.00000
$3.50000	275,000	5.49	$3.50000	275,000	$3.50000
$4.50000	3,000	3.29	$4.50000	3,000	$4.50000
$5.00000	28,000	3.52	$5.00000	28,000	$5.00000

December 31, 2004	5,401,000	4.58	$0.37543	5,401,000	$0.37543

(1)   Includes 2,712,750 shares, which are fully vested, and 2,688,250 shares, which are exercisable but subject to repurchase at the exercise price by the Company, as of December 31, 2004.

11.          BENEFIT PLAN

The Company has a qualified benefit plan under Section 401(k) of the Internal Revenue Code. Contributions to the plan by the Company are made at the discretion of the Company’s Board of Directors. The Company made no contributions during 2004 and 2003.

12.          COMMITMENTS AND CONTINGENCIES

The Company has leased office space and certain office equipment expiring in 2005. Minimum annual rents for office facilities are subject to increases based on changes in certain indices, taxes, insurance, and/or operating costs. At December 31, 2004 and 2003, deposits under these lease agreements are $83,623 and $83,623, respectively. Rent expense for the years ended December 31, 2004 and 2003, was $155,818 and $146,335 respectively. Aggregate future minimum lease payments for 2005 are $118,568.

Other Claims and Litigation – In December 2003, a former employee (and co-founder) of the Company commenced an action in Federal District Court against the Company and subsequently amended the complaint in January 2005 to add the Company’s President and CEO. The former employee’s claim arose from a September 29, 1995 Technology License Agreement under which the Company licensed certain software from the employee’s formerly owned company. Various allegations were filed including breach of contract, copyright infringement, unfair competition, breach of confidentiality, and misappropriations of trade secrets. The former employee seeks damages in the amount of $229,300 for breach of contract and is seeking other damages of at least $1.95 million plus punitive damages. The Company’s exposure to this action, if any, cannot be determined due to the early stage of the litigation. The Company believes that it has meritorious defenses to master all of the claims asserted in the action. No reserves were established on the Company’s potential exposure as of December 31, 2004.

The Company was notified on March 2, 2004 of a pending issue arising from a License Agreement between the Company and certain patent holders for the use of certain technology in its product. The License Agreement was dated November 30, 1996 and was terminated by the Company on October 29, 1999. The patent holders are questioning minimum payment requirements of approximately $117,000 arising from this agreement. The Company’s legal counsel believes the claim is without merit and that no future liabilities will arise as well. No reserves were established on the Company’s potential exposure as of December 31, 2004.

13.          SUBSEQUENT EVENTS

On January 10, 2005, Creative Computer Applications, Inc., or CCA, of Calabasas, California announced that it has entered into a Letter of Intent to merge with the Company. The transaction is subject to the completion and execution of a Definitive Merger Agreement and shareholder approval.